UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 12, 2018

GYROTRON TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-55294	51-0382375
(Commission File Number)	(IRS Employer Identification No.)

3412 Progress Drive

Bensalem, Pennsylvania 19020

(Address of Principal Executive Offices, Zip Code)

(215)-244-4740

(Registrant's telephone number, including area code)

_____________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth below under Item 8.01 (Other Events) is incorporated by reference into this Item 3.02.

Section 5-Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

On July 19, 2018, we filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations (the “Certificate of Designation”) of 10% Convertible Redeemable Series A4 Preferred Stock (the “Series A4 Stock”) designating 20,000 shares of the Company’s authorized preferred stock as Series A4 Stock.

Each share of Series A4 Stock has a liquidation preference equal to $30.00 per share plus any accrued or declared and unpaid dividends owed to holders of shares. In the event of a liquidation, winding up, or dissolution of the Company, the Series A4 Stock ranks senior to the common stock, pari passu with the Company’s Series A, A1, A2 and A3, and junior to the Series B, B1, and B2 preferred stock. Cumulative dividends on each share of Series A4 Stock accrue at a rate of 10% of the $30.00 liquidation amount. Dividends are payable quarterly, in cash, when and if declared by the board of directors. The dividends accrue whether or not they have been declared by the board of directors and whether or not there are profits or other funds legally available. The holders of Series A4 Stock have the right, commencing June 30, 2019, to convert each share into common stock at a conversion ratio of one share of Series A4 Stock to 100 shares of common stock (i.e. at a conversion price of $0.30 per common stock).

In the event that payment of the dividend on the Series A4 Stock is six quarters in arrears or the Company does not accept a repurchase request as described below, then (a) the dividend rate shall increase to 15% and (b) the holder or holders of a majority of the shares of Series A4 Stock, voting separately as a class from all other classes, but together with any pari passu class having similar rights, shall have the right to elect a majority of the directors of the board of directors of the Company.

The conversion ratio and price is subject to customary adjustment when the Company declares or pays dividends, makes a distribution of common stock, or affects a subdivision, split, consolidation, combination, or reverse split of outstanding common stock or similar corporate action. The Company, at its option, may require conversion of all or any pro-rata portion of shares of Series A4 Stock outstanding into common stock if at any time, after July 1, 2019, (i) the common stock is listed for trading on a national securities exchange, an inter-dealer automated quotation system, or the over the counter bulletin board, (ii) the Company shall have prepared and filed with the Securities and Exchange Commission a registration statement covering the shares of common stock to be issued upon due conversion of the Series A4 Stock, and such registration statement shall have been declared effective under the Securities Act of 1933, (iii) during any preceding period of twenty consecutive trading days (while clause (i) and (ii) above are fulfilled) the closing price equals or exceeds 200% of the conversion price then in effect, and (iv) the Company is current on its dividends on the Series A4 Stock. The holders of Series A4 Stock have the right to one vote for each share of common stock into which such share of Series A4 Stock could then be converted.

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On or after May 31, 2023, a holder of Series A4 Stock may request the Company to repurchase (and the Company may offer to repurchase), on the date which is 30 calendar days thereafter, all shares of Series A4 Stock held by such holder for cash equal to $30.00 per share plus accrued and unpaid dividends as of the repurchase date.

The foregoing summary of the Certificate of Designation is qualified in its entirety by reference to the complete Certificate of Designation, a copy of which is attached hereto as Exhibit 3.16 and incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

The Company has been informed that, as part of a general wind-down of its activities, the Company’s largest shareholder, Gabriel Capital L.P. and its affiliates (together “Gabriel”), entered into an agreement to sell to an unaffiliated third party assets that include all of Gabriel’s interests in the Company consisting of (i) 3,980,151 shares of common stock, or approximately 28% of the outstanding shares of common stock of the Company, (ii) 33,531 shares, 22,177 shares, and 29,490 shares of Convertible Preferred Series A, B and B1, respectively, (together with the associated registration rights and the Company’s liabilities related to such rights), representing approximately 8%, 55%, and 73% of the shares outstanding of those classes of preferred stock, respectively, and (iii) demand loans outstanding of approximately $205,000. To date, Gabriel has transferred all its interests other than its holdings of the common stock of the Company to said 3rd party.

On July 12, 2018, such third party sold all of its interests in the Company indirectly to a number of purchasers (the “Investors”) for $200,000, delivered all of the interests in the Company that had been delivered to it by Gabriel, and agreed to deliver the common stock of the Company that it had agreed to purchase from Gabriel in due course. The purchasers are Jack N Mayer, a director of the company, adult children of Mr. Mayer, and unaffiliated 3rd parties. Mr. Mayer bought approximately 22,077, 14,601, and 19,416 shares of Convertible Preferred Series A, B and B1, respectively, adult children of Mr. Mayer who are not members of his household, and as to whose holdings Mr. Mayer disclaims any beneficial interest, bought an aggregate of 2,620,532 shares of common stock, and an adult child of Mr. Mayer bought an approximate 66% interest in the demand loans and the Company’s liabilities related to registration rights. In anticipation of their purchase, all purchasers of convertible preferred stock agreed in writing with the Company to waive the right (i) to convert the convertible preferred shares they acquired into common stock, and (ii) to vote such shares on an as converted basis until July 11, 2019. The Company also sold 4,112 shares of 10% Series A4 Stock to two of the unaffiliated purchasers for an aggregate price of $123,360.

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Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.16	Certificate of Designation of Preferences, Rights and Limitations of 10% Convertible Redeemable Series A4 Preferred Stock

10.8	Form of Subscription Agreement for Series A4 Stock

10.9	Form of Waiver Letter, dated between the preferred shareholders signatory thereto and the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GYROTRON TECHNOLOGY, INC.

Date: July 24, 2018	By:	/s/ Vlad Sklyarevich
	Name:	Vlad Sklyarevich
	Title:	President and Treasurer

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